PRELIMINARY - SUBJECT TO COMPLETION

sunworks® Solar Power

SUNWORKS, INC.
1030 WINDING CREEK ROAD, SUITE 100
ROSEVILLE, CA 95678

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [•], the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SUNW2020SM**

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand and follow the instructions provided during the meeting.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [•], the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you submit this proxy card by mail, it must be received no later than 11:59 p.m. Eastern Time on [•].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D24508-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUNWORKS, INC.

PRELIMINARY - SUBJECT TO COMPLETION

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
1. **Adoption of the Merger Agreement.** To adopt the Agreement and Plan of Merger, dated as of August 10, 2020 (as it may be amended from time to time, the "Merger Agreement"), by and among The Peck Company Holdings, Inc., Peck Mercury, Inc. and Sunworks, Inc. ("Sunworks") (the "Sunworks Merger Proposal"); and	☐	☐	☐
2. **Adjournment of the Sunworks Virtual Special Meeting.** To adjourn the Sunworks virtual special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Sunworks virtual special meeting to approve the Sunworks Merger Proposal (the "Sunworks Adjournment Proposal").	☐	☐	☐

Note: Sunworks will transact no other business at the Sunworks virtual special meeting, except such business as may properly be brought before the Sunworks virtual special meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign and date. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Sunworks Virtual Special Meeting:
The Notice, Joint Proxy Statement/Prospectus and Proxy Card are available at www.proxyvote.com.

D24509-TBD

PRELIMINARY - SUBJECT TO COMPLETION

**THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS
OF SUNWORKS, INC.
VIRTUAL SPECIAL MEETING OF
STOCKHOLDERS
[•] AT [•] PACIFIC TIME**

The undersigned stockholder(s) hereby appoint(s) Charles F. Cargile and Paul McDonnel, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of voting stock of Sunworks that the stockholder(s) is/are entitled to vote at the Sunworks virtual special meeting to be held exclusively online via live webcast on [•] at [•] Pacific Time, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is signed but no such direction is made, this proxy will be voted as recommended by the Sunworks board of directors. If any other business is presented at the Sunworks virtual special meeting, this proxy will be voted by the above named proxies at the direction of the Sunworks board of directors. This proxy revokes any prior proxy given by the undersigned.

Continued and to be signed on reverse side